Exhibit 99.1

AtheroNova Names New Director

Fred Knoll of Knoll Capital Management Joins the Board of Directors

IRVINE, Calif., Nov. 7, 2012 /PRNewswire/ -- AtheroNova Inc. (AHRO), a biotech company focused on the research and development of compounds to safely regress atherosclerotic plaque and improve lipid profiles in humans, today announced that Fred Knoll, the principal and portfolio manager of Knoll Capital Management, has been named to the Board of Directors of AtheroNova Inc.

“As a leading investment manager, Fred brings a wealth of knowledge in emerging growth companies and will bring his expertise to our many opportunities as we transition into the next phase of clinical development at AtheroNova,” stated Thomas W. Gardner, CEO of AtheroNova. “We welcome Fred to our Board and look forward to working together as we develop AtheroNova’s atherosclerosis regression and lipid modulation technology.”

Since 1987, Mr. Knoll has been the principal and portfolio manager at Knoll Capital Management, an investment company managing funds over the last two decades in areas such as emerging growth companies, restructurings and China.  During the 80’s and early 90’s, he was Chairman of the Board of Directors of Telos Corporation, a computer systems integration company, served as investment manager for General American Investors, was the United States representative on investments in leveraged buyouts and venture capital for Murray Johnstone, Ltd. of Glasgow, UK , and headed the New York investment group of Robert Fleming, Inc., at the time, a leading United Kingdom merchant bank subsequently acquired by JP Morgan, managing a venture capital fund and the U.S. research team.

Mr. Knoll started his investment career as an investment analyst at Capital Research (Capital Group) in the early 80s and held positions in sales and marketing with Wang Inc. and Data General and software engineering with Computer Sciences Corporation in the late 70s.

Mr. Knoll holds a Bachelor’s of Science in Electrical Engineering and Computer Science from Massachusetts Institute of Technology (M.I.T.), a Bachelor’s of Science in Management from the Sloan School at M.I.T., and a M.B.A. from Columbia University in Finance and was a member of the Columbia University International Fellows Program.

About AtheroNova

AtheroNova Inc., through its wholly-owned subsidiary, AtheroNova Operations, Inc., is a biotechnology company focused on the discovery, research, development and licensing of novel compounds to reduce or regress atherosclerotic plaque deposits and to safely improve lipid profiles in humans. In addition to its lead compound AHRO-001, AtheroNova plans to develop multiple applications for its patents-pending therapies in market sectors that include: Cardiovascular Disease, Stroke, Peripheral Artery Disease, Dementia and Alzheimer’s and Erectile Dysfunction, all of which have been linked to atherosclerosis. Atherosclerosis and its related pharmaceutical expenses for these indications cost consumers more than $41 billion annually in the United States alone. For more information, please visit www.AtheroNova.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding the value of Mr. Knoll’s appointment to AtheroNova’s board, and the development of applications for AtheroNova’s technology.  Factors which could cause actual results to differ materially from these forward-looking statements include such factors as significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the Food and Drug Administration, the introduction of competing products, or management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in AtheroNova’s filings with the United States Securities and Exchange Commission. AtheroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.